UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

H2DIESEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-50214	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Katy Freeway, Suite 910 Houston, Texas 77079
(Address of principal executive offices)(Zip Code)

(713) 973-5720
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 1 3-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2007, H2Diesel Holdings, Inc., a Florida corporation (the “Company”), entered into a Test Burn Agreement (the “Agreement”) with Dynegy Oakland, LLC, a Delaware limited liability company and an affiliate of Dynegy Inc. (“Dynegy”) for the purpose of evaluating the Company’s proprietary biofuel technology in power generation applications. The Agreement requires the Company to supply its biofuel for a test program that will be performed at Dynegy’s Oakland Power Plant combustion turbine facility. The test program will include the evaluation of both technical and environmental performance characteristics of the Company’s biofuel. The agreement also requires the Company to pay 50% of all costs of environmental emissions testing conducted in connection with the test program, provided that the Company’s aggregate obligation with respect to such expenses shall not exceed $150,000. Dynegy is entitled to all revenue arising from sales of electricity generated during the testing.

The parties have agreed to negotiate with respect to a mutually agreeable purchase agreement for the Company’s biofuel in the event testing is successful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2007
                                        H2DIESEL HOLDINGS, INC.

                                            /s/  David A Gillespie
     Name: David A. Gillespie
     Title: Chief Executive Officer